UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024 (June 4, 2024)

Commission File Number 0-25346

ACI WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware			47-0772104
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

6060 Coventry Drive	Elkhorn,	Nebraska	68022
(Address of Principal Executive Offices)			(Zip Code)
(402) 390-7600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ACIW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

ACI Worldwide, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on June 4, 2024. At the Annual Meeting, the stockholders voted on the following three proposals which are further described in the 2024 Proxy Statement.

Proposal 1: The stockholders elected each of the following eight nominees to the Board of Directors to hold office until the 2025 Annual Meeting of Stockholders.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Adalio T. Sanchez	85,304,699	11,581,416.35	56,098	3,439,146
Juan A. Benitez	96,255,383	632,132.35	54,698	3,439,146
Janet O. Estep	95,873,269.35	1,014,209	54,735	3,439,146
Mary P. Harman	91,726,761.35	5,148,711	66,741	3,439,146
Katrinka B. McCallum	96,225,275.35	650,370	66,568	3,439,146
Charles E. Peters, Jr.	95,838,783	1,048,440.35	54,990	3,439,146
Thomas W. Warsop III	96,140,138	746,705.35	55,370	3,439,146
Samir M. Zabaneh	94,221,181	2,652,221.35	68,811	3,439,146

Proposal 2: The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,832,157	1,473,608.35	75,594	0

Proposal 3: The stockholders approved, on an advisory basis, the named executive compensation as described in the 2024 Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,058,811	7,818,851.35	64,551	3,439,146

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACI WORLDWIDE, INC. (Registrant)

Date: June 5, 2024	By:	/s/ DENNIS P. BYRNES
Dennis P. Byrnes
Executive Vice President and General Counsel